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                                                                   EXHIBIT (23)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the following Registration Statements of MedPartners, Inc. and in the related Prospectuses of our report dated March 12, 1999, except for Notes 7 and 15 as to which the date is April 15, 1999, and our report included in the following paragraph, with respect to the consolidated financial statements and schedule, respectively, of MedPartners, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998:

    Form S-8 033-86806 pertaining to the 1993 Stock Option Plan;
    Form S-8 333-11875 pertaining to MedPartners' Incentive Compensation
     Plan;
    Form S-8 333-11127 pertaining to the 1995 Stock Option Plan;
    Form S-8 333-05703 pertaining to MedPartners' Employee Savings Plan; Form S-8 333-14159 pertaining to Caremarks' Employee Savings Plan;
    Form S-8 333-14163 pertaining to Caremarks' Non-Employee/Director Stock
     Option Plan and Caremarks' Stock Purchase Plan;
    Form S-8 333-38835 pertaining to MedPartners' 1997 Long Term Incentive
     Compensation Plan;
    Form S-8 333-16863 pertaining to MedPartners' Employee Stock Purchase
     Plan;
    Form S-3 333-17339 pertaining to the resale of common stock by certain selling shareholders;
    Form S-8 333-30145 pertaining to MedPartners' 1994 Non-Employee
     Director Stock Option Plan and 1994 Stock Incentive Plan;
    Form S-8 333-42967 pertaining to the Amended and Restated 1995 Stock
     Option Plan;
    Form S-8 333-50849 pertaining to MedPartners' 1997 Long Term Incentive
     Compensation Plan;
    Form S-3 333-53761 pertaining to resale of common stock by certain selling shareholders;
    Form S-8 333-64371 pertaining to MedPartners' 1998 Employee Stock
     Option Plan;
    Form S-8 333-68709 pertaining to the Non-Qualified Stock Option
     Agreement Dated August 6, 1998 Between MedPartners and Edwin M.
     Crawford; and
    Form S-8 333-68707 pertaining to MedPartners' 1998 New Employee Stock
     Option Plan.

Our audits also included the financial statement schedule of MedPartners, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Birmingham, Alabama
April 15, 1999